                                                                  Exhibit 10.22


                              AMENDED AND RESTATED
                      SUBORDINATED SECURED PROMISSORY NOTE

$800,000.00                                                      August 28, 1998

            ADMOR MEMORY CORP., a Nevada Corporation ("Maker") previously delivered a Subordinated Secured Promissory Note, dated July 24, 1998 (the "Original Note") to NETGATEWAY, INC., a Nevada Corporation ("Holder").

      The Maker and the Holder have agreed to amend and restate the Original Note with this Amended and Restated Subordinated Secured Promissory Note

      1. Principal.

      For value received, Maker promises to pay to the order of Holder, at its offices at 300 Oceangate, 5th Floor, Long Beach, California 90802, or at such other place as Holder may from time to time designate in writing, the principal sum of Eight Hundred Thousand and No One Hundredths Dollars ($800,000.00), together with accrued interest from the date of disbursement hereunder on the unpaid principal at the rate set forth in Paragraph 4. As used herein, the term "Holder" shall mean Holder and any subsequent holder of this Subordinated Secured Promissory Note (this "Note"), whichever is applicable from time to time.

      Maker previously has borrowed Six Hundred Thousand Dollars ($600,000.00) from Holder, pursuant to the terms hereof. Maker is also entitled to borrow up to an additional Two Hundred Thousand Dollars ($200,000.00) pursuant to the terms hereof as soon as reasonably practicable hereafter.

      2. Maturity Date.

      Maker and Holder have previously entered into a definitive agreement (the "Agreement") pursuant to which Holder or a wholly-owned subsidiary of Holder shall acquire a minimum of ninety percent (90%) of the outstanding shares of common stock of Maker through the Agreement and an exchange offer to Maker's stockholders (the "Transaction"). The unpaid principal balance hereof, together with all unpaid interest accrued thereon, shall be due and payable on December 31, 1999 or such earlier date, if any, that is ninety (90) days after the date that the Agreement shall be terminated without the Transaction having been consummated (the "Maturity Date").

      3. Prepayment.

      This Note may be prepaid in full or in part, at any time without penalty, upon not less than one business days' prior written notice to Holder. Maker shall have no right to reborrow any such prepaid amounts.

      4. Interest.

      All interest on the outstanding principal balance hereof shall be due and payable on the Maturity Date. The outstanding principal balance hereof shall bear interest at a rate of 9.5% per annum. All payments of principal of and interest on the Note shall be made without deduction of any present and future taxes, levies, imposts, deductions, charges or withholdings, which amounts shall be paid by Maker. Maker will pay the amounts necessary such that the gross amount of the principal and interest received by Holder is not less than that required by this Note. All stamp and documentary taxes shall be paid by Maker. If, notwithstanding the foregoing, Holder pays such taxes, Maker will reimburse Holder for the amount paid. Maker will furnish Holder official tax receipts or other evidence of payment of all taxes. Throughout the term of this Note, interest shall be calculated on a 360-day year, but shall be computed for the actual number of days in the period for which interest is charged.

      5. Manner of Payment.

      Principal and interest are payable in lawful money of the United States of America. All payments of principal and interest on the Note shall be made to Holder in immediately available funds not later than 11:30 a.m. Los Angeles time on the dates such payments are to be made. Any payment received after 11:30 a.m. shall be deemed received by Holder on the next business day.

      6. Applications of Payments.

      Payments received by Holder pursuant to the terms hereof shall be applied first to the payment of all interest accrued to the date of such payment and second to the payment of principal. Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuation of an Event of Default (as hereinafter defined), all amounts received by Holder from any party shall be applied in such order as Holder, in its sole discretion, may elect.

      7. Security.

      This Note is secured by a Security Agreement of even date herewith, executed by Maker and Admor Memory, Ltd., a California corporation ("Limited"). Within five days of the date hereof, Maker shall provide Holder with certified resolutions of the Boards of Directors of Maker and Limited approving the proposed Transaction, the loan evidenced by this Note and the Security Agreement.

      8. Subordination.

      The indebtedness evidenced by this Note and the obligations relating to the security provided pursuant to Paragraph 7 above are subordinated in right of payment to the Senior Indebtedness. Such subordination is for the benefit of the holders of Senior Indebtedness. "Senior Indebtedness" means (i) the principal of, premium, if any, and interest on, and any other indebtedness of the Maker to its primary senior bank lender(s), plus interest and customary expenses with respect to such Senior Indebtedness and (ii) refinancings, deferrals, refundings, replacements, extensions and renewals of or amendments, modifications or supplements to such Senior Indebtedness.

      9. Events of Default.

      The occurrence of any of the following shall be deemed to be an event of default ("Event of Default") hereunder:

            (a) Holder shall have notified Maker in writing of a default in the payment of principal or interest when due pursuant to the terms hereof; or

            (b) the occurrence of an Event of Default under the Security Agreement or under any other deed of trust, security agreement, lease assignment, guaranty or other agreement (including any amendment, modification or extension thereof) now or hereafter securing this Note.

      10. Remedies; Post-Default Rate; Late Charge.

      Upon the occurrence of an Event of Default and without demand or notice, Holder shall have the option to declare the entire balance of principal together with all accrued interest thereon immediately due and payable and to exercise all rights and remedies available to it under the Security Agreement or applicable law. Notwithstanding any provision of this Note or the Security Agreement to the contrary, any principal, accrued interest, and other amounts payable under this Note or the Security Agreement which remain unpaid after the Maturity Date or any acceleration of this Note, shall bear interest at a rate per annum equal to 14.5% (the "Post-Default Rate"). If any payment under this Note (whether of principal or interest or both and including the payment due on the Maturity Date or upon any acceleration of this Note) is not paid within ten
(10) days after the date on which the payment is due, Maker shall pay to Holder, in addition to the delinquent payment and without any requirement of notice or demand by Holder, a late payment charge equal to five percent (5%) of such delinquent amount. MAKER EXPRESSLY ACKNOWLEDGES AND AGREES THAT THE FOREGOING ACCRUAL OF INTEREST AT THE POST-DEFAULT RATE AND LATE PAYMENT CHARGE PROVISION IS REASONABLE UNDER THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS

NOTE, THAT IT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL TO FIX HOLDER'S ACTUAL DAMAGES ARISING OUT OF (i) ANY FAILURE TO PAY SUCH OUTSTANDING INDEBTEDNESS OF THIS NOTE UPON THE MATURITY DATE OR UPON ANY ACCELERATION OF THIS NOTE AND (ii) ANY LATE PAYMENT AND THAT INTEREST ACCRUED AT THE POST-DEFAULT RATE AND THE FOREGOING LATE PAYMENT CHARGE SHALL BE PRESUMED TO BE THE ACTUAL AMOUNT OF SUCH DAMAGES INCURRED BY HOLDER. The application of this default rate or late charge shall not be interpreted or deemed to limit any of Holder's remedies hereunder or thereunder. No delay or omission on the part of Holder hereof in exercising any right under this Note or the Security Agreement shall operate as a waiver of such right.

      11. WAIVER.

      MAKER HEREBY WAIVES DILIGENCE, PRESENTMENT, PROTEST AND DEMAND, NOTICE OF PROTEST, DISHONOR AND NONPAYMENT OF THIS NOTE AND EXPRESSLY AGREES THAT, WITHOUT IN ANY WAY AFFECTING THE LIABILITY OF MAKER HEREUNDER, HOLDER MAY EXTEND ANY MATURITY DATE OR THE TIME FOR PAYMENT OF ANY INSTALLMENT DUE HEREUNDER, ACCEPT SECURITY, RELEASE ANY PARTY LIABLE HEREUNDER AND RELEASE ANY SECURITY NOW OR HEREAFTER SECURING THIS NOTE. MAKER FURTHER WAIVES, TO THE FULL EXTENT PERMITTED BY LAW, THE RIGHT TO PLEAD ANY AND ALL STATUTES OF LIMITATIONS AS A DEFENSE TO ANY DEMAND ON THIS NOTE, OR ON ANY DEED OF TRUST, SECURITY AGREEMENT, LEASE ASSIGNMENT, GUARANTY OR OTHER AGREEMENT NOW OR HEREAFTER SECURING THIS NOTE. MAKER ALSO EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY HOLDER ON THIS NOTE, ANY AND EVERY RIGHT IT MAY HAVE TO (I) INJUNCTIVE RELIEF, (II) A TRIAL BY JURY, (III) INTERPOSE ANY COUNTERCLAIM THEREIN AND (IV) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING HEREIN CONTAINED SHALL PREVENT OR PROHIBIT MAKER FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST HOLDER WITH RESPECT TO ANY ASSERTED CLAIM.

      12. Attorneys' Fees.

      If this Note is not paid when due or if any Event of Default occurs, Maker promises to pay all costs of enforcement and collection, including but not limited to, Holder's reasonable attorneys' fees, whether or not any action or proceeding is brought to enforce the provisions hereof. Upon demand by Holder, Maker shall also pay the reasonable fees and expenses of Holder's counsel incurred in connection with the preparation of this Note and the Security Agreement.

      13. Severability.

      Every provision of this Note is intended to be severable. In the event any term or provision hereof is declared by a court of competent jurisdiction, to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

      14. Interest Rate Limitation.

      It is the intent of Maker and Holder in the execution of this Note and all other instruments securing this Note that the loan evidenced hereby comply with the usury laws of the State of California. Holder and Maker stipulate and agree that none of the terms and provisions contained herein shall ever be construed to create a contract for use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of California. In such event, if any Holder of this Note shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by the laws of the State of California, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of Holder, be credited to the payment of the sums due hereunder or returned to Maker.

      15. Number and Gender.

      In this Note the singular shall include the plural and the masculine shall include the feminine and neuter gender, and vice versa, if the context so requires.

      16. Headings.

      Headings at the beginning of each numbered Paragraph of this Note are intended solely for convenience and are not to be deemed or construed to be a part of this Note.

      17. Choice of Law.

      This Note shall be governed by and construed in accordance with the law of the State of California.

      IN WITNESS WHEREOF, Maker has executed this Secured Promissory Note as of the date first above written.

                                        ADMOR MEMORY CORP.


                                        By: /s/ Van M. Andrews
                                            -----------------------------
                                            Name:  Van M. Andrews
                                            Title: President

                                    EXHIBIT B

                               SECURITY AGREEMENT

See attached Security Agreement.

================================================================================

                               SECURITY AGREEMENT

                          Dated as of August 28, 1998

                                      among

                              ADMOR MEMORY CORP.,

                               ADMOR MEMORY, LTD.

                                       and

                                NETGATEWAY, INC.

================================================================================

                               SECURITY AGREEMENT

            This SECURITY AGREEMENT (this "Agreement") dated as of August 28, 1998 is made among Admor Memory Corp., a Nevada corporation ("Admor") and Admor Memory, Ltd., a California corporation ("Limited" and together with Admor, the "Company"), and NetGateway, Inc., a Nevada corporation ("NetGateway").

            The Agreement and Plan of Reorganization dated as of July 24, 1998 (the "Purchase Agreement") among Admor, certain stockholders of Admor and NetGateway provides, subject to its terms and conditions, for the acquisition by NetGateway of at least 90% of the stock of Admor. It is a condition to the obligations of the parties under the Purchase Agreement that NetGateway make a loan of $800,000 to Admor and that Admor shall have executed and delivered a Secured Promissory Note and the Company shall have executed and delivered, and granted the Liens provided for in, this Agreement.

            To induce NetGateway to enter into, and to consummate the transactions under, the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to pledge and grant a security interest in the Collateral as security for the Secured Obligations. Accordingly, the Company agrees with NetGateway as follows:

      Section 1. Definitions and Interpretation.

            1.01 Certain Defined Terms. Unless otherwise defined, all capitalized terms used in this Agreement that are defined in the Purchase Agreement (including those terms incorporated by reference) shall have the respective meanings assigned to them in the Purchase Agreement. In addition, the following terms shall have the following meanings under this Agreement:

            "Accounts" shall have the meaning assigned to that term in Section 2.01(b).

            "Basic Documents" means, collectively, the Purchase Agreement, the Note and each other document executed by the Company in connection therewith.

            "Collateral" shall have the meaning assigned to that term in Section 2.01.

            "Copyright Collateral" shall mean all Copyrights, whether now owned or hereafter acquired by the Company, including each Copyright identified in Annex 2.

            "Copyrights" shall mean, collectively, (a) all copyrights, copyright registrations and applications for copyright registrations, (b) all renewals and extensions of all copyrights, copyright registrations and applications for copyright registration and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present or future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world.

            "Documents" shall have the meaning assigned to that term in Section 2.01(f).

            "Equipment" shall have the meaning assigned to that term in Section 2.01(e).

            "Event of Default" shall mean the occurrence of one or more of the following events:

            (a) The Company shall: (i) default in the payment of any principal of the loan evidenced by the Note when due (whether at stated maturity or otherwise); or (ii) default in the payment of any interest on the loan evidenced by the Note or any other Secured Obligation when due and such default shall have continued unremedied for ten (10) or more days;

            (b) The Company or any other guarantor of the loan evidenced by the Note (collectively, the "Relevant Parties") shall default in the payment when due of any principal of or interest on any of its other indebtedness; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate on such indebtedness reset to a level so that securities evidencing such indebtedness trade at a level specified in relation to its par value; provided that the foregoing Event of Default shall be deemed not to apply to existing defaults under the Company's Senior Indebtedness (as defined in clause (i) of such definition) existing on the date hereof for so long as the Company and the lenders thereunder are conducting active negotiations to consensually restructure such indebtedness other than pursuant to a proceeding under the Bankruptcy Code (as defined below);

            (c) Any representation, warranty or certification made or deemed made in this Agreement or the Note by any Relevant Party, or any certificate furnished to NetGateway pursuant to the provisions of this Agreement, shall prove to have been false or misleading as of the time made or furnished or deemed made or furnished in any material respect;

            (d) The Company shall default in the performance of any of its obligations under Sections 4.02 or 5.02 hereof; or the Company shall default in the performance of any of its other obligations in this Agreement and such default shall continue unremedied for a period of 30 days after notice of such default to the Company by NetGateway;

            (e) Any Relevant Party shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due;

            (f) Any Relevant Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code of 1978, as amended (the "Bankruptcy Code"), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing;

            (g) A proceeding or case shall be commenced, without the application or consent of the affected Relevant Party, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of such Relevant Party or of all or any substantial part of its Property, or (iii) similar relief in respect of such Relevant Party under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against any Relevant Party shall be entered in an involuntary case under the Bankruptcy Code;

            (h) An event or condition shall occur or exist with respect to any employee benefit plan to which the Company is a party or in which its employees participate and, as a result of such event or condition, together with all other such events or conditions, the Company or any affiliate under the Employee Retirement Income Security Act of 1974, as amended shall incur or shall be reasonably likely to incur a liability to an employee benefit plan or the Pension Benefit Guaranty Corporation (or any combination of the foregoing) in excess of $100,000;

            (i) A reasonable basis shall exist for the assertion against any Relevant Party (or there shall have been asserted against any Relevant Party) claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or release of hazardous materials by the Company or any of its subsidiaries or affiliates, or any predecessor in interest of the Company or any of its subsidiaries or affiliates, or relating to any site, facility or vessel owned, operated or leased by the Company or any of its subsidiaries or affiliates, which claims or liabilities (insofar as they are payable by the Company or any of its subsidiaries but after deducting any portion which is reasonably expected to be paid by other creditworthy persons jointly and severally liable for such portion), in the judgment of NetGateway are reasonably likely to be determined adversely to the Company or any of its subsidiaries, and the amount of such claims or liabilities is, singly or in the aggregate, reasonably likely to have a material adverse effect on the business, properties or prospects of the Company;

or

            (j) Except for expiration in accordance with its terms, this Agreement or any other security document shall be terminated or shall cease to be in full force and effect, for whatever reason or any guarantor of the loan evidenced by the Note shall revoke or seek or purport to revoke its obligations under any such guaranty.

            "Instruments" shall have the meaning assigned to that term in
Section 2.01(c).

            "Intellectual Property" shall mean all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets of the Company; (b) all licenses or user or other agreements granted to the Company with respect to any of the foregoing, in each case whether now or hereafter owned or used, including the licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral listed in Annex 5; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all of the Company's field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all of the Company's accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) the approvals of any governmental person now held or hereafter obtained by the Company in respect of any of the foregoing; and (g) all causes of action, claims and warranties now owned or hereafter acquired by the Company in respect of any of the foregoing. It is understood that Intellectual Property shall include all of the foregoing owned or acquired by the Company on a worldwide basis.

            "Inventory" shall have the meaning assigned to that term in Section 2.01(d).

            "Issuers" shall mean, collectively, each subsidiary, directly or indirectly, of the Company that is the issuer (as defined in the Uniform Commercial Code) of any shares of capital stock now owned or hereafter acquired by the Company, including the respective corporations identified in Annex 1 under the caption "Issuer."

            "Patent Collateral" shall mean all Patents, whether now owned or hereafter acquired by the Company, including each Patent identified in Annex 3.

            "Patents" shall mean, collectively, (a) all patents and patent applications, (b) all reissues, divisions, continuations, renewals, extensions and continuations-in-part of all patents or patent applications and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages, and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, including all inventions and improvements described or discussed in all such patents and patent applications.

            "Pledged Stock" shall have the meaning assigned to that term in
Section 2.01(a).

            "Secured Obligations" shall mean (a) the payment and performance of the Note by the Company and (b) any and all obligations of the Company for the performance of its agreements, covenants and undertakings under or in respect of the Note and this Agreement.

            "Stock Collateral" shall have the meaning assigned to that term in
Section 2.01(a).

            "Senior Indebtedness" means (i) the principal of, premium, if any, and interest on, and any other indebtedness of the Company to its primary senior bank lender(s), plus interest and customary expenses with respect to such Senior Indebtedness and (ii) refinancings, deferrals, refundings, replacements, extensions and renewals of or amendments, modifications or supplements to such Senior Indebtedness.

            "Trademark Collateral" shall mean all Trademarks, whether now owned or hereafter acquired by the Company, including each Trademark identified in Annex 4. Notwithstanding the foregoing, the Trademark Collateral shall not include any Trademark which would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral nor shall the Company be required to take any action hereunder that would render any Trademark invalid, abandoned, void or unenforceable by reason of such action.

            "Trademarks" shall mean, collectively, (a) all trade names, trademarks and service marks, logos, trademark and service mark registrations and applications for trademark and service mark registrations, (b) all renewals and extensions of any of the foregoing and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing,
(ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, together, in each case, with the product lines and goodwill of the business connected with the use of, or otherwise symbolized by, each such trade name, trademark and service mark.

            "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the State of California from time to time or, by reason of mandatory application, any other applicable jurisdiction.

            Section 1.02 Interpretation. In this Agreement, unless otherwise indicated: the singular includes the plural and plural the singular; words importing either gender include the other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation;" references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of any Basic Document); references to persons include their respective permitted successors and assigns and, in the case of governmental persons, persons succeeding to their respective functions and capacities and references to the Company shall include Admor and Limited, jointly and severally.

            Section 2. Collateral.

            2.01 Grant. As collateral security for the prompt payment in full of the Note when due (whether at stated maturity, by acceleration or otherwise) and performance of the Secured Obligations, the Company hereby pledges and grants to NetGateway a security interest in all of the Company's right, title and interest in and to the following property, whether now owned or hereafter acquired by the Company and whether now existing or hereafter coming into existence (collectively, the "Collateral"):

            (a) (i) all of the shares of capital stock of all subsidiaries of the Company, including the Issuers represented by the respective certificates identified in Annex 1 and all other shares of capital stock of whatever class of the Issuers, now owned or hereafter acquired by the Company, together with in each case the certificates representing the same (collectively, the "Pledged Stock");

                  (ii) all shares, securities, moneys or property representing a dividend on, or a distribution or return of capital in respect of, any of the Pledged Stock, resulting from a split-up, revision, reclassification or other like change of any of the Pledged Stock or otherwise received in exchange for any of the Pledged Stock and all rights issued to the holders of, or otherwise in respect of, any of the Pledged Stock; and

                  (iii) without affecting the obligations of the Company under any provision prohibiting such action under any Basic Document, in the event of any consolidation or merger in which any Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is the Company itself) formed by or resulting from such consolidation or merger (collectively, and together with the property described in clauses (i) and (ii) above, the "Stock Collateral");

            (b) all accounts and general intangibles (each as defined in the Uniform Commercial Code) of the Company constituting a right to the payment of money, whether or not earned by performance, including all moneys due and to become due to the Company in repayment of any loans or advances, in payment for goods (including Inventory and Equipment) sold or leased or for services rendered, in payment of tax refunds and in payment of any guarantee of any of the foregoing (collectively, the "Accounts");

            (c) all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of the Company evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts (collectively, the "Instruments");

            (d) all inventory (as defined in the Uniform Commercial Code) and all other goods of the Company that are held by the Company for sale, lease or furnishing under a contract of service (including to its subsidiaries or affiliates), that are so leased or furnished or that constitute raw materials, work in process or material used or consumed in its business, including all spare parts and related supplies, all goods obtained by the Company in exchange for any such goods, all products made or processed from any such goods and all substances, if any, commingled with or added to any such goods (collectively, the "Inventory");

            (e) all equipment (as defined in the Uniform Commercial Code) and all other goods of the Company that are used or bought for use primarily in its business, including all spare parts and related supplies, all goods obtained by the Company in exchange for any such goods, all substances, if any, commingled with or added to such goods and all upgrades and other improvements to such goods, in each case to the extent not constituting Inventory (collectively, the "Equipment");

            (f) all documents of title (as defined in the Uniform Commercial
Code) or other receipts of the Company covering, evidencing or representing Inventory or Equipment (collectively, the "Documents");

            (g) all contracts and other agreements of the Company relating to the sale or other disposition of all or any part of the Inventory, Equipment or Documents and all rights, warranties, claims and benefits of the Company against any person arising out of, relating to or in connection with all or any part of the Inventory, Equipment or Documents of the Company, including any such rights, warranties, claims or benefits against any person storing or transporting any such Inventory or Equipment or issuing any such Documents;

            (h) all other accounts or general intangibles of the Company not constituting Accounts, including, to the extent related to all or any part of the other Collateral, all books, correspondence, credit files, records, invoices, tapes, cards, computer runs and other papers and documents in the possession or under the control of the Company or any computer bureau or service company from time to time acting for the Company;

            (i) all other tangible and intangible property of the Company, including all Intellectual Property; and

            (j) all proceeds and products in whatever form of all or any part of the other Collateral, including all proceeds of insurance and all condemnation awards and all other compensation for any casualty with respect to all or any part of the other Collateral (together with all rights to recover and proceed with respect to the same), and all accessories to, substitutions for and replacements of all or any part of the other Collateral.

            2.02 Intellectual Property. For the purpose of enabling NetGateway to exercise its rights, remedies, powers and privileges under Section 6 at such time or times as NetGateway shall be lawfully entitled to exercise such rights, remedies, powers and privileges, and for no other purpose, the Company hereby grants to NetGateway, to the extent assignable, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Company) to use, assign, license or sublicense any of the Intellectual Property of the Company, together with reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout of such items.

            2.03 Perfection. Concurrently with the execution and delivery of this Agreement, the Company shall (i) file such financing statements and other documents in such offices as shall be necessary or as NetGateway may request to perfect and establish the priority of the Liens granted by this Agreement, (ii) deliver and pledge to NetGateway any and all Instruments, endorsed or accompanied by such instruments of assignment and transfer in such form and substance as NetGateway may request, (iii) deliver to NetGateway all certificates identified in Annex 1, accompanied by undated stock powers duly executed in blank and (iv) take all such other actions as shall be necessary or as NetGateway may request to perfect and establish the priority of the Liens granted by this Agreement.

            2.04 Preservation and Protection of Security Interests. The Company shall:

            (a) upon the acquisition after the Closing Date by the Company of any Stock Collateral, promptly either (x) transfer and deliver to NetGateway all such Stock Collateral (together with the certificates representing such Stock Collateral securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank) or (y) take such other action as NetGateway shall deem necessary or appropriate to perfect, and establish the priority of, the Liens granted by this Agreement in such Stock Collateral;

            (b) upon the acquisition after the Closing Date by the Company of any Instrument, promptly deliver and pledge to NetGateway all such Instruments, endorsed or accompanied by such instruments of assignment and transfer in such form and substance as NetGateway may request;

            (c) upon the acquisition after the Closing Date by the Company of any Equipment covered by a certificate of title or ownership, promptly cause NetGateway to be listed as the lienholder on such certificate of title and within 30 days of the acquisition of such Equipment deliver evidence of the same to NetGateway;

            (d) upon the Company's acquiring, or otherwise becoming entitled to the benefits of, any Copyright (or copyrightable material), Patent (or patentable invention), Trademark (or associated goodwill) or other Intellectual Property or upon or prior to the Company's filing, either directly or through any agent, licensee or other designee, of any application with any governmental person with respect to any Copyright, Patent, Trademark, or other Intellectual Property, in each case after the Closing Date, to the extent the Company has the right to do so, execute and deliver such contracts, agreements and other instruments as NetGateway may request to evidence, validate, perfect and establish the priority of the Liens granted by this Agreement in such and any related Intellectual Property and, if requested by NetGateway, amend Annex 2, 3 or 4 (as the case may be) to reflect the inclusion of any such Intellectual Property as part of the Collateral (it being understood that the failure to amend any such Annex shall not affect the Liens granted by this Agreement on any such Intellectual Property); and

            (e) give, execute, deliver, file or record any and all financing statements, notices, contracts, agreements or other instruments, obtain any and all approvals of governmental persons and take any and all steps that may be necessary or as NetGateway may request to create, perfect, establish the priority of, or to preserve the validity, perfection or priority of, the Liens granted by this Agreement or to enable NetGateway to exercise and enforce its rights, remedies, powers and privileges under this Agreement with respect to such Liens, including causing any or all of the Stock Collateral to be transferred of record into the name of NetGateway or its nominee (and NetGateway agrees that if any Stock Collateral is transferred into its name or the name of its nominee, NetGateway will thereafter promptly give to the Company copies of any notices and communications received by it with respect to the Stock Collateral pledged by the Company), provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of
Section 3.01.

            2.05 Attorney-in-Fact.

            (a) Subject to the rights of the Company under Sections 2.06, 2.07,
2.08 and 2.09, NetGateway is hereby appointed the attorney-in-fact of the Company, effective as of the Closing Date and terminating upon termination of this Agreement for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which NetGateway may deem necessary or advisable to accomplish the purposes of this Agreement, to preserve the validity, perfection and priority of the Liens granted by this Agreement and, following any Event of Default, to exercise its rights, remedies, powers and privileges under this Agreement. This appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, NetGateway shall be entitled under this

Agreement upon the occurrence and continuation of any Event of Default (i) to ask, demand, collect, sue for, recover, receive and give receipt and discharge for amounts due and to become due under and in respect of all or any part of the Collateral; (ii) to receive, endorse and collect any Instruments or other drafts, instruments, documents and chattel paper in connection with clause (i) above (including any draft or check representing the proceeds of insurance or the return of unearned premiums); (iii) to file any claims or take any action or proceeding that NetGateway may reasonably deem necessary or advisable for the collection of all or any part of the Collateral, including the collection of any compensation due and to become due under any contract or agreement with respect to all or any part of the Collateral; and (iv) to execute, in connection with any sale or disposition of the collateral under Section 6, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral.

            (b) Without limiting the rights and powers of NetGateway under
Section 2.05(a), the Company hereby appoints NetGateway as its attorney-in-fact, effective as of the Closing Date and terminating upon the termination of this Agreement, for the purpose of (i) filing such applications with such state agencies and (ii) executing such other documents and instruments on behalf of, and taking such other action in the name of, the Company as NetGateway may reasonably deem necessary or advisable to accomplish the purposes of this Agreement. This appointment as attorney-in-fact is irrevocable and coupled with an interest.

            2.06 Special Provisions Relating to Stock Collateral.

            (a) So long as no Event of Default shall have occurred and be continuing, the Company shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of any Basic Document, provided that the Company agrees that it will not vote the Stock Collateral in any manner that is inconsistent with the terms of any Basic Document; and NetGateway shall, at the Company expense, execute and deliver to the Company or cause to be executed and delivered to the Company all such proxies, powers of attorney, dividend and other orders and other instruments, without recourse, as the Company may reasonably request for the purpose of enabling the Company to exercise the rights and powers which it is entitled to exercise pursuant to this Section 2.06(a).

            (b) So long as no Event of Default shall have occurred and be continuing, the Company's shall be entitled to receive and retain any dividends on the Stock Collateral paid in cash out of earned surplus.

            (c) If any Event of Default shall have occurred and be continuing, and whether or not NetGateway exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other right, remedy, power or privilege available to it under applicable law, this Agreement or any other Basic Document, all dividends and other distributions on the Stock Collateral shall be paid directly to NetGateway as part of the Stock

Collateral, subject to the terms of this Agreement, and, if NetGateway shall so request, the Company agrees to execute and deliver to NetGateway appropriate additional dividend, distribution and other orders and instruments to that end, provided that if such Event of Default is cured, any such dividend or distribution paid to NetGateway prior to such cure shall, upon request of the Company (except to the extent applied to the Secured Obligations), be returned by NetGateway to the Company.

            (d) Notwithstanding anything to the contrary contained in this Agreement, the security interest in the Stock Collateral shall be subordinate to the security interest granted in favor of the holders of Senior Indebtedness and the provisions hereof relating to Stock Collateral shall be deemed to be satisfied through such holders as collateral agent for NetGateway (subordinate to the rights of the holders of Senior Indebtedness).

            2.07 Use of Intellectual Property. So long as no Event of Default shall have occurred and be continuing, the Company will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take any other actions with respect to the Intellectual Property in the ordinary course of the business of the Company. In furtherance of the foregoing, so long as no Event of Default shall have occurred and be continuing, if necessary NetGateway shall from time to time, upon the request of the Company, execute and deliver any instruments, certificates or other documents, in the form so requested, to allow the Company to take any action permitted above (including relinquishment of the license provided pursuant to Section 2.02 as to any specific Intellectual Property). The exercise of rights, remedies, powers and privileges under Section 6 by NetGateway shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Company in accordance with the first sentence of this Section 2.07.

            2.08 Instruments. So long as no Event of Default shall have occurred and be continuing, the Company may retain for collection in the ordinary course of business any Instruments obtained by it in the ordinary course of business, and NetGateway shall, promptly upon the request, and at the expense of, the Company, make appropriate arrangements for making any Instruments pledged by the Company available to the Company for purposes of presentation, collection or renewal. Any such arrangement shall be effected, to the extent deemed appropriate by NetGateway, against trust receipt or like document.

            2.09 Use of Collateral. So long as no Event of Default shall have occurred and be continuing, the Company shall, in addition to its rights under Sections 2.06, 2.07 and 2.08 in respect of the Collateral contemplated in those sections, be entitled to use and possess the other Collateral and to exercise its rights, title and interest in all contracts, agreements, licenses and approvals of governmental persons, subject to the rights, remedies, powers and privileges of NetGateway under Sections 3 and 6 and to such use, possession or exercise not otherwise constituting an Event of Default.

            2.10 Rights and Obligations.

            (a) The Company shall remain liable to perform its duties and obligations under the contracts and agreements included in the Collateral in accordance with their respective terms to the same extent as if this Agreement had not been executed and delivered. The exercise by NetGateway of any right, remedy, power or privilege in respect of this Agreement shall not release the Company from any of its duties and obligations under such contracts and agreements. NetGateway shall have no duty, obligation or liability under such contracts and agreements or in respect to any approval of any governmental persons included in the Collateral by reason of this Agreement or any other Basic Document, nor shall NetGateway be obligated to perform any of the duties or obligations of the Company under any such contract or agreement or any such approval of any governmental persons or to take any action to collect or enforce any claim (for payment) under any such contract or agreement or approval of any governmental persons.

            (b) No Lien granted by this Agreement in the Company's right, title and interest in any contract, agreement or approval of any governmental person shall be deemed to be a consent by NetGateway to any such contract, agreement or approval of any governmental person.

            (c) No reference in this Agreement to proceeds or to the sale or other disposition of Collateral shall authorize the Company to sell or otherwise dispose of any Collateral except to the extent otherwise expressly permitted by the terms of any Basic Document.

            (d) NetGateway shall not be required to take steps necessary to preserve any rights against prior parties to any part of the Collateral.

            2.11 Termination. When all Secured Obligations shall have been paid or performed in full, this Agreement shall terminate, and NetGateway shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect of the Collateral, to or on the order of the Company and to be released, canceled and granted back all licenses and rights referred to in Section 2.02. NetGateway shall also execute and deliver to the Company upon such termination such Uniform Commercial Code termination statements, and such other documentation as shall be reasonably requested by the Company to effect the termination and release of the Liens granted by this Agreement on the Collateral.

            2.12 Subordination. The Lien granted hereby in the Collateral in favor of NetGateway and the obligations relating to the Collateral are subordinate to any Lien granted to holders of the Senior Indebtedness. Such subordination is for the benefit of the holders of Senior Indebtedness. NetGateway shall execute and deliver to the holders of the Senior Indebtedness such inter-creditor and subordination agreements as the holders of the Senior Indebtedness shall reasonably request to evidence such subordination.

            Section 3. Certain Proceeds.

            3.01 Notice to Account Debtors. If any Event of Default shall have occurred and be continuing, the Company shall, upon request of NetGateway, promptly notify (and the Company hereby authorizes NetGateway so to notify) each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to NetGateway under this Agreement and that any payments due or to become due in respect of such Collateral are to be made directly to NetGateway.

            3.02 Proceeds Held in Trust. If any Event of Default shall have occurred and be continuing, the Company agrees that if the proceeds of any Collateral (including payments made in respect of Accounts and Instruments) shall be received by it, all such proceeds shall be held in trust by the Company for and as the property of NetGateway and shall not be commingled with any other funds or property of the Company.

            Section 4. Representations and Warranties. As of the Closing Date, the Company represents and warrants to NetGateway as follows:

            4.01 Title. The Company is the sole beneficial owner of the Collateral in which it purports to grant a Lien pursuant to this Agreement, and such Collateral is free and clear of all Liens and, with respect to the Stock Collateral, of any right in favor of any other person, subject in each case to Liens in favor of the holders of Senior Indebtedness. Subject to Section 2.03 above, the Liens granted by this Agreement in favor of NetGateway have attached and constitute a perfected security interest in all of such Collateral (other than Intellectual Property registered or otherwise located outside of the United States of America) prior to all other Liens, other than Liens in favor of the holders of Senior Indebtedness.

            4.02 Pledged Stock.

            (a) The Pledged Stock evidenced by the certificates identified in Annex 1 is duly authorized, validly existing, fully paid and nonassessable, and none of such Pledged Stock is subject to any contractual restriction, or any restriction under the charter or by-laws of the respective Issuer of such Pledged Stock, upon the transfer of such Pledged Stock (except for any such restriction contained in any Basic Document).

            (b) The Pledged Stock evidenced by the certificates identified in Annex 1 constitutes all of the issued and outstanding shares of capital stock of any class of the Issuers beneficially owned by the Company on the Closing Date (whether or not registered in the name of the Company), and Annex 1 correctly identifies, as at the Closing Date, the respective Issuers of such Pledged Stock, the respective class and par value of the shares comprising such Pledged Stock and the respective number (and registered owners) of the shares evidenced by each such certificate.

            4.03 Intellectual Property.

            (a) Annexes 2, 3 and 4 set forth completely and correctly all registered Copyrights and applications therefore, Patents and Trademarks owned by the Company on the Closing Date; except pursuant to licenses and other agreements entered into by the Company in the ordinary course of business and listed in Annex 5, the Company owns and possesses the right to use, and has done nothing to authorize or enable any other person to use, any Copyright, Patent or Trademark listed in Annex 2, 3 or 4; all registrations listed in Annexes 2, 3 and 4 are in full force and effect; and, except as may be set forth in Annex 5, the Company owns and possesses the right to use all Copyrights, Patents and Trademarks listed in Annexes 2, 3 and 4;

            (b) Annex 5 sets forth completely and correctly all material licenses and other agreements included in the Intellectual Property on the Closing Date;

            (c) To the Company's knowledge, (i) except as set forth in Annex 5, there is no violation by others of any right of the Company with respect to any Copyright, Patent or Trademark listed in Annex 2, 3 or 4 and (ii) the Company is not infringing in any respect upon any Copyright, Patent or Trademark of any other person; and no proceedings have been instituted, are pending against the Company or, to the Company's knowledge, have been threatened against, and no claim has been received by, the Company, alleging any such violation, except as may be set forth in Annex 5; and

            (d) The Company does not own any Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies.

            4.04 Limited Waivers, Etc. Limited acknowledges that the obligations undertaken by it under this Agreement involve the guarantee of obligations of persons other than Limited and that such obligations of Limited are absolute, irrevocable and unconditional under any and all circumstances. In full recognition and in furtherance of the foregoing, Limited agrees that:

            (a) Without affecting the enforceability or effectiveness of this Agreement in accordance with its terms and without affecting, limiting, reducing, discharging or terminating the liability of Limited, or the rights, remedies, powers and privileges of NetGateway under this Agreement, NetGateway may, at any time and from time to time and without notice or demand of any kind or nature whatsoever:

                  (i) amend, supplement, modify, extend, renew, waive, accelerate or otherwise change the time for payment or performance of, or the terms of, all or any part of the Secured Obligations (including any increase or decrease in the rate or rates of interest on all or any part of the Secured Obligations);

                  (ii) amend, supplement, modify, extend, renew, waive or otherwise change, or enter into or give, any Basic Document or any agreement, security document, guarantee, approval, consent or other instrument with respect to all or any part of the Secured Obligations, any Basic Document or any such other instrument or any term or provision of the foregoing;

                  (iii) accept or enter into new or additional agreements, security documents, guarantees (including letters of credit) or other instruments in addition to, in exchange for or relative to any Basic Document, all or any part of the Secured Obligations or any collateral now or in the future serving as security for the Secured Obligations;

                  (iv) accept or receive partial payments or performance on the Secured Obligations (whether as a result of the exercise of any right, remedy, power or privilege or otherwise);

                  (v) accept, receive and hold any additional collateral for all or any part of the Secured Obligations;

                  (vi) release, reconvey, terminate, waive, abandon, allow to lapse or expire, fail to perfect, subordinate, exchange, substitute, transfer, foreclose upon or enforce any collateral, security documents or guarantees (including letters of credit) for or relative to all or any part of the Secured Obligations;

                  (vii) apply any collateral or the proceeds of any collateral or guarantee (including any letter of credit) to all or any part of the Secured Obligations in such manner and extent as NetGateway may in its discretion determine;

                  (viii) release any person from any personal liability with respect to all or any part of the Secured Obligations;

                  (ix) settle, compromise, release, liquidate or enforce upon such terms and in such manner as NetGateway may determine or as applicable law may dictate all or any part of the Secured Obligations or any collateral on or guarantee of (including any letter of credit issued with respect to) all or any part of the Secured Obligations;

                  (x) consent to the merger or consolidation of, the sale of substantial assets by, or other restructuring or termination of the corporate existence of the Company or any other person;

                  (xi) proceed against Admor, Limited or any other guarantor of (including any issuer of any letter of credit issued with respect to) all or any part of the Secured Obligations or any collateral provided by any person and exercise the rights, remedies, powers and privileges of NetGateway under the Basic Documents or otherwise in such order and such manner as NetGateway may, in its discretion, determine, without any necessity to proceed upon or against or exhaust any collateral, right, remedy, power or privilege before proceeding to call upon or otherwise enforce this Agreement as to Limited;

                  (xii) foreclose upon any deed of trust, mortgage or other instrument creating or granting liens on any interest in real property by judicial or nonjudicial sale or by deed in lieu of foreclosure, bid any amount or make no bid in any foreclosure sale or make any other election of remedies with respect to such liens or exercise any right of set-off;

                  (xiii) obtain the appointment of a receiver with respect to any collateral for all or any part of the Secured Obligations and apply the proceeds of such receivership as NetGateway may in its discretion determine (it being agreed that nothing in this clause (xiii) shall be deemed to make NetGateway a party in possession in contemplation of law, except at its option);

                  (xiv) enter into such other transactions or business dealings with the Company, any subsidiary or affiliate of the Company or any other guarantor of all or any part of the Secured Obligations as NetGateway may desire; and

                  (xv) do all or any combination of the actions set forth in this Section 4.04(a).

            (b) The enforceability and effectiveness of this Agreement and the liability of Limited, and the rights, remedies, powers and privileges of NetGateway, under this Agreement shall not be affected, limited, reduced, discharged or terminated, and Limited hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising, by reason of:

                  (i) the illegality, invalidity or unenforceability of all or any part of the Secured Obligations, any Basic Document or any agreement, security document, guarantee or other instrument relative to all or any part of the Secured Obligations;

                  (ii) any disability or other defense with respect to all of any part of the Secured Obligations of the Company or any other guarantor of all or any part of the Secured Obligations (including any issuer of any letters of credit), including the effect of any statute of limitations that may bar the enforcement of all or any part of the Secured Obligations or the obligations of any such other guarantor;

                  (iii) the illegality, invalidity or unenforceability of any security or guarantee (including any letter of credit) for all or any part of the Secured Obligations or the lack of perfection or continuing perfection or failure of the priority of any lien on any collateral for all or any part of the Secured Obligations;

                  (iv) the cessation, for any cause whatsoever, of the liability of the Company or any other guarantor of all or any part of the Secured Obligations (other than by reason of the full payment and performance of all Secured Obligations);

                  (v) any failure of NetGateway to marshal assets in favor of the Company or any other person, to exhaust any collateral for all or any part of the Secured Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against the Company, any other guarantor of all or any part of the Secured Obligations (including any issuer of any letter of credit) or any other person or to take any action whatsoever to mitigate or reduce Limited's liability under this Agreement, NetGateway being under no obligation to take any such action notwithstanding the fact that all or any part of the Secured Obligations may be due and payable and that the Company may be in default of its obligations under any Basic Document;

                  (vi) any failure of NetGateway to give notice of sale or other disposition of any collateral (including any notice of any judicial or nonjudicial foreclosure or sale of any interest in real property serving as collateral for all or any part of the Secured Obligations) for all or any part of the Secured Obligations to the Company, Limited or any other person or any defect in, or any failure by Limited or any other person to receive, any notice that may be given in connection with any sale or disposition of any collateral;

                  (vii) any failure of NetGateway to comply with applicable laws in connection with the sale or other disposition of any collateral for all or any part of the Secured Obligations;

                  (viii) any judicial or nonjudicial foreclosure or sale of, or other election of remedies with respect to, any interest in real property or other collateral serving as security for all or any part of the Secured Obligations, even though such foreclosure, sale or election of remedies may impair the subrogation rights of Limited or may preclude Limited from obtaining reimbursement, contribution, indemnification or other recovery from the Company, any other guarantor or any other person and even though the Company may not, as a result of such foreclosure, sale or election of remedies, be liable for any deficiency;

                  (ix) any benefits the Company or any other guarantor may otherwise derive from Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure or any comparable provisions of the laws of any other jurisdiction;

                  (x) any act or omission of NetGateway or any other person that directly or indirectly results in or aids the discharge or release of the Company of all or any part of the Secured Obligations or any security or guarantee (including any letter of credit) for all or any part of the Secured Obligations by operation of law or otherwise;

                  (xi) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation;

                  (xii) the possibility that the obligations of the Company to NetGateway may at any time and from time to time exceed the aggregate liability of the Limited under this Agreement;

                  (xiii) any counterclaim, set-off or other claim which the Company has or alleges to have with respect to all or any part of the Secured Obligations;

                  (xiv) any failure of NetGateway to file or enforce a claim in any bankruptcy or other proceeding with respect to any person;

                  (xv) the election by NetGateway, in any bankruptcy proceeding of any person, of the application or nonapplication of Section 1111(b)(2) of the Bankruptcy Code;

                  (xvi) any extension of credit or the grant of any Lien under
Section 364 of the Bankruptcy Code;

                  (xvii) any use of cash collateral under Section 363 of the Bankruptcy Code;

                  (xviii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any person;

                  (xix) the avoidance of any Lien in favor of NetGateway for any reason;

                  (xx) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any person, including any discharge of, or bar or stay against collecting, all or any part of the Secured Obligations (or any interest on all or any part of the Secured Obligations) in or as a result of any such proceeding;

                  (xxi) any action taken by NetGateway that is authorized by this Section 4.04 or otherwise in this Agreement or by any other provision of any Basic Document or any omission to take any such action; or

                  (xxii) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, including by reason of Sections 2809, 2810, 2819, 2839, 2845, 2850, 2899, 3275
and 3433 of the California Civil Code, and any future judicial decisions or legislation or of any comparable provisions of the laws of any other jurisdiction.

            (c) Limited expressly waives, for the benefit of NetGateway, all set-offs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Secured Obligations, and all notices of acceptance of this Agreement or of the existence, creation, incurring or assumption of new or additional Secured Obligations. Limited further expressly waives the benefit of any and all statutes of limitation and any and all laws providing for the exemption of property from execution or for valuation and appraisal upon foreclosure, to the fullest extent permitted by applicable law.

            (d) Limited represents and warrants to NetGateway that it has established adequate means of obtaining financial and other information pertaining to the business, operations and condition (financial and otherwise) of the Company and its properties on a continuing basis and that Limited is now and will in the future remain fully familiar with the business, operations and condition (financial and otherwise) of the Company and its properties. Limited further represents and warrants that it has reviewed and approved each of the Basic Documents and is fully familiar with the transaction contemplated by the Basic Documents and that it will in the future remain fully familiar with such transaction and with any new Basic Documents and the transactions contemplated by such Basic Documents. Limited hereby expressly waives and relinquishes any duty on the part of NetGateway (should any such duty exist) to disclose to Limited any matter of fact or other information related to the business, operations or condition (financial or otherwise) of the Company or its properties or to any Basic Document or the transactions undertaken pursuant to, or contemplated by, any such Basic Document, whether now or in the future known by NetGateway.

            (e) Limited intends that its rights and obligations shall be those expressly set forth in this Agreement and that its obligations shall not be affected, limited, reduced, discharged or terminated by reason of any principles or provisions of law which conflict with the terms of this Agreement.

            (f) Limited warrants and agrees that each of the waivers and consents set forth in this Agreement is made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of its significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Limited otherwise may have against the Company, NetGateway or any other person or against any Collateral. If, notwithstanding the intent of the parties that the terms of this Agreement shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the fullest extent permitted by law.

            (g) Limited hereby waives, and agrees not to exercise, all rights, remedies, powers or privileges, such as rights of subrogation, contribution, reimbursement or indemnity or related remedies, powers or privileges, arising against the Company or any other guarantor of all or any part of the Secured Obligations or any collateral for all or any part of the Secured Obligations (whether by contract or operation of law, including under the Bankruptcy Code) by reason of any payment or other performance by Limited pursuant to the provisions of this Agreement and agrees for the benefit of each of the Company's creditors (including NetGateway) that any such payment by it shall constitute a contribution of capital by Limited to the Company. Limited further agrees that, to the extent that the waiver of, or agreement not to exercise, any such rights, remedies, powers or privileges is found by a court of competent jurisdiction to be void or voidable for any reason, any such rights, remedies, powers or privileges Limited may have shall be junior and subordinate to the rights, remedies, powers and privileges of NetGateway against Limited under this Agreement.

            (h) The obligations of Limited under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company or any other person or any other application of funds (including the proceeds of any Collateral for all or any part of the Secured Obligations) in respect of all or any part of the Secured Obligations is rescinded or must be otherwise restored by any holder of such Secured Obligations, whether as a result of any proceedings in bankruptcy, reorganization or otherwise and Limited agrees that it will indemnify NetGateway on demand for all reasonable costs and expenses (including fees and expenses of counsel) incurred by NetGateway in connection with such rescission or restoration.

            (i) NetGateway may bring and prosecute a separate action or actions against Limited whether or not the Company, any other guarantor or any other person is joined in any such action or a separate action or actions are brought against the Company, any other guarantor, any other person, or any Collateral for all or any part of the Secured Obligations. The obligations of Limited under, and the effectiveness of, this Agreement are not conditioned upon the existence or continuation of any other guarantee (including any letter of credit) of all or any part of the Secured Obligations.

            Section 5. Covenants.

            5.01 Books and Records. The Company shall:

            (a) keep full and accurate books and records relating to the Collateral and stamp or otherwise mark such books and records in such manner as NetGateway may reasonably require in order to reflect the Liens granted by this Agreement;

            (b) furnish to NetGateway from time to time (but, unless any Event of Default shall have occurred and be continuing, no more frequently than quarterly) statements and schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark Collateral and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral, as NetGateway may reasonably request, all in reasonable detail;

            (c) within 5 business days of filing, either directly or through an agent, licensee or other designee, any application for any Copyright, Patent or Trademark, furnish to NetGateway prompt notice of such proposed filing; and

            (d) permit representatives of NetGateway, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, permit representatives of NetGateway to be present at the Company's place of business to receive copies of all communications and remittances relating to the Collateral and forward copies of any notices or communications received by the Company with respect to the Collateral, all in such manner as NetGateway may reasonably request.

            5.02 Removals, Etc. Without at least 30 days' prior written notice to NetGateway, the Company shall not (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place, or permit any Inventory or Equipment to be located anywhere, other than at the address initially indicated for notices to it under
Section 7 or at one of the locations identified in Annex 6 or in transit from one of such locations to another or (ii) change its corporate name, or the name under which it does business, from the name shown on the signature pages to this Agreement.

            5.03 Sales and Other Liens. Except for sales of inventory in the ordinary course of business and the disposal of obsolete property on commercially reasonable terms, the Company shall not knowingly dispose of any Collateral, create, incur, assume or suffer to exist any Lien upon any Collateral or file or suffer to be on file or authorize to be filed, in any jurisdiction, any financing statement or like instrument with respect to all or any part of the Collateral in which NetGateway is not named as the sole secured party for its own benefit.

            5.04 Stock Collateral. The Company will cause the Stock Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of each Issuer then outstanding. The Company shall cause all such shares to be duly authorized, validly issued, fully paid and nonassessable and to be free of any contractual restriction or any restriction under the charter or bylaws of the respective Issuer of such Stock Collateral, upon the transfer of such Stock Collateral (except for any such restriction contained in any Basic Document).

            5.05 Intellectual Property.

            (a) The Company (either itself or through licensees) will, for each Trademark, to the extent consistent with past practice and good business judgment, (i) continue to use such Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force and effect free from any claim of abandonment for nonuse, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) employ such Trademark with the appropriate notice of registration and (iv) not (and not permit any licensee or sublicensee to) do any act or knowingly omit to do any act whereby any Trademark material to the conduct of its business may become invalidated.

            (b) The Company (either itself or through licensees) will not knowingly do any act or knowingly omit to do any act whereby any Patent material to the conduct of its business may become abandoned or dedicated to the public domain.

            (c) The Company shall notify NetGateway immediately if it knows or has reason to know that any Intellectual Property material to the conduct of its business may become abandoned or dedicated to the public domain, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding before any governmental person) regarding the Company's ownership of any Intellectual Property material to its business, its right to copyright, patent or register the same (as the case may be), or its right to keep, use and maintain the same.

            (d) The Company will take all necessary steps that are consistent with good business practices in any proceeding before any appropriate governmental person to maintain and pursue each application relating to any Intellectual Property (and to obtain the relevant registrations) and to maintain each registration material to the conduct of its business, including payment of maintenance fees, filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.

            (e) In the event that any Intellectual Property material to the conduct of its business is infringed, misappropriated or diluted by a third party, the Company shall notify NetGateway within (10) days after it learns of such event and shall, if consistent with good business practice, promptly sue for infringement, misappropriation or dilution, seek temporary restraints and preliminary injunctive relief to the extent practicable, seek to recover any and all damages for such infringement, misappropriation or dilution and take such other actions as are appropriate under the circumstances to protect such Collateral.

            (f) The Company shall, through counsel acceptable to NetGateway, prosecute diligently any application relating to any Intellectual Property pending before any governmental person as of the date of this Agreement or thereafter made until the termination of this Agreement, make application on uncopyrighted but copyrightable material, unpatented but patentable inventions and unregistered but registerable Trademarks and preserve and maintain all rights in applications for any Intellectual Property; provided, however, nothing in this Agreement or in the Basic Documents shall impose upon the Company any obligation to make any such application if making such application would be unnecessary or imprudent in the good faith business judgment of the Company. Any expenses incurred in connection with such an application shall be borne by the Company. The Company shall not abandon any right to file an application for any Intellectual Property or any pending such application in the United States without the consent of NetGateway, which consent shall not be unreasonably withheld.

            (g) If any Event of Default shall have occurred and be continuing, NetGateway shall have the right but shall in no way be obligated to bring suit in its own name to enforce the Copyrights, Patents and Trademarks and any license under such Intellectual Property, in which event the Company shall, at the request of NetGateway, do any and all lawful acts and execute and deliver any and all proper documents required by NetGateway in aid of such enforcement action.

            5.06 Further Assurances. The Company agrees that, from time to time upon the written request of NetGateway, the Company will execute and deliver such further documents and do such other acts and things as NetGateway may reasonably request in order fully to effect the purposes of this Agreement.

            Section 6. Remedies.

            6.01 Events of Default, Etc. If any Event of Default shall have occurred and be continuing:

            (a) NetGateway in its discretion may require the Company to, and the Company shall, assemble the Collateral owned by it at such place or places, reasonably convenient to both NetGateway and the Company, designated in NetGateway's request;

            (b) NetGateway in its discretion may make any reasonable compromise or settlement it deems desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, all or any part of the Collateral;

            (c) NetGateway in its discretion may, in its name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for all or any part of the Collateral, but shall be under no obligation to do so;

            (d) NetGateway in its discretion may, upon ten business days = prior written notice to the Company of the time and place, with respect to all or any part of the Collateral which shall then be or shall thereafter come into the possession, custody or control of NetGateway or any of its agents, sell, lease or otherwise dispose of all or any part of such Collateral, at such place or places as NetGateway deems best, for cash, for credit or for future delivery (without thereby assuming any credit risk) and at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place of any such sale (except such notice as is required above or by applicable statute and cannot be waived), and NetGateway or any other person may be the purchaser, lessee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Company, any such demand, notice and right or equity being hereby expressly waived and released. In the event of any sale, license or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Company shall supply to NetGateway or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. NetGateway may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned; and

            (e) NetGateway shall have, and in its discretion may exercise, all of the rights, remedies, powers and privileges with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where such rights, remedies, powers and privileges are asserted) and such additional rights, remedies, powers and privileges to which a secured party is entitled under the laws in effect in any jurisdiction where any rights, remedies, powers and privileges in respect of this Agreement or the Collateral may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if NetGateway were the sole and absolute owner of the Collateral (and the Company agrees to take all such action as may be appropriate to give effect to such right).

      The proceeds of, and other realization upon, the Collateral by virtue of the exercise of remedies under this Section 6.01 and of the exercise of the license granted to NetGateway in Section 2.02 shall be applied in accordance with Section 6.04.

            6.02 Deficiency. If the proceeds of, or other realization upon, the Collateral by virtue of the exercise of remedies under Section 6.01 and of the exercise of the license granted by NetGateway in Section 2.02 are insufficient to cover the costs and expenses of such exercise and the payment in full of the other Secured Obligations, the Company's shall remain liable for any deficiency.

            6.03 Private Sale.

            (a) NetGateway shall incur no liability as a result of the sale, lease or other disposition of all or any part of the Collateral at any private sale pursuant to Section 6.01 conducted in a commercially reasonable manner. The Company hereby waives any claims against NetGateway arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if NetGateway accepts the first offer received and does not offer the Collateral to more than one offeree.

            (b) The Company recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state securities laws, NetGateway may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to distribution or resale. The Company acknowledges that any such private sales may be at prices and on terms less favorable to NetGateway than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that NetGateway shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer of such Collateral to register it for public sale.

            6.04 Application of Proceeds. Except as otherwise expressly provided in this Agreement and except as provided below in this Section 6.04, the proceeds of, or other realization upon, all or any part of the Collateral by virtue of the exercise of remedies under Section 6.01 or of the exercise of the license granted in Section 2.02, and any other cash at the time held by NetGateway under Section 3 or this Section 6, shall be applied by NetGateway:

            First, to the payment of the costs and expenses of such exercise of remedies, including reasonable out-of-pocket costs and expenses of NetGateway, the fees and expenses of its agents and counsel and all other expenses incurred and advances made by NetGateway in that connection;

            Next, to the payment in full of the remaining Secured Obligations in such manner as NetGateway may determine; and

            Finally, to the payment to the Company, or its respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

            As used in this Section 6, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any property received under any bankruptcy, reorganization or other similar proceeding as to the Company or any issuer of, or account debtor or other the Company on, any of the Collateral.

            Section 7. Miscellaneous.

            7.01 Waiver. No failure on the part of NetGateway to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Agreement shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of any such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            7.02 Notices. All notices and other communications provided for in this Agreement shall be in writing and delivered by registered or certified mail, postage prepaid, or delivered by overnight courier (for next business day delivery) or telecopied, addressed as follows, or at such other address as any of the parties hereto may hereafter designate by notice to the other parties given in accordance with this Section:

            1)    if to the Company:

                  Admor Memory Corp.
                  217 Technology Drive, Suite 100
                  Irvine, CA 92618
                  (Fax: (949) 789-7294)
                  Attn: President

            2)    if to NetGateway:

                  NetGateway, Inc.
                  300 Oceangate, 5th Floor
                  Long Beach, California 90802
                  Attn: Donald M. Corliss, Jr.
                  (Fax: (562) 981-7383)

Any such notice or communication shall be deemed to have been duly given on the fifth day after being so mailed, the next business day after delivery by overnight courier, when received when sent by telecopy or upon receipt when delivered personally.

            7.03 Expenses, Etc. The Company agrees to pay or to reimburse NetGateway for all costs and expenses (including reasonable attorney's fees and expenses) that may be incurred by NetGateway in any effort to enforce any of the provisions of Section 6 or any of the obligations of the Company in respect of the Collateral or in connection with (a) the preservation of the Lien of, or the rights of NetGateway under this Agreement or (b) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such costs and expenses (and reasonable attorney's fees and expenses) incurred in any bankruptcy, reorganization, workout or other similar proceeding.

            7.04 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures may be exchanged by telecopy, with original signatures to follow. Each of the parties hereto agrees that it will be bound by its own telecopied signature and that it accepts the telecopied signatures of the other parties to this Agreement. The original signature pages shall be forwarded to NetGateway or its counsel and NetGateway or its counsel will provide all of the parties hereto with a copy of the entire Agreement.

            7.05 Amendments. This Agreement may only be amended by a writing duly executed by the parties hereto.

            7.06 Severability. If any term or provision of this Agreement or any other document executed in connection herewith shall be determined to be illegal or unenforceable, all other terms and provisions hereof and thereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

            7.07 Governing Law; Submission to Process. EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY SELECTED IN A DOCUMENT, THIS AGREEMENT AND ALL AMENDMENTS, SUPPLEMENTS, WAIVERS AND CONSENTS RELATING HERETO OR THERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, OR WHERE APPLICABLE U.S. LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF CALIFORNIA AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDINGS RELATING HERETO BY ANY MEANS ALLOWED UNDER CALIFORNIA OR FEDERAL LAW. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            7.08 Entire Agreement. This Agreement contains the entire Agreement of the parties hereto with respect to the transactions contemplated hereby and supersedes all previous oral and written, and all previous contemporaneous oral negotiations, commitments and understandings.

            7.09 Further Assurances. The Company agrees promptly to execute and deliver such documents and to take such other acts as are reasonably necessary to effectuate the purposes of this Agreement.

            7.10 Headings. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            7.11 Waiver of Jury Trial. THE COMPANY AND NETGATEWAY EACH HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY

CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO.


                            [Signature Page Follows]

            IN WITNESS WHEREOF, the parties hereto execute this Agreement as of the date first set forth above.

                                       NETGATEWAY:

                                       NETGATEWAY, INC.,
                                       a Nevada corporation

                                       By: /s/ Donald M. Corliss, Jr.
                                           -------------------------------------
                                           Name: Donald M. Corliss, Jr.
                                           Title: President


                                       THE COMPANY:

                                       ADMOR MEMORY CORP.,
                                       a Nevada corporation

                                       By: /s/ Van M. Andrews
                                           -------------------------------------
                                           Name: Van M. Andrews
                                           Title: Pres.


                                       ADMOR MEMORY, LTD.,
                                       a California corporation

                                       By: /s/ Van M. Andrews
                                           -------------------------------------
                                           Name: Van M. Andrews
                                           Title: Pres.

                                                                         ANNEX 1

                                  PLEDGED STOCK

                    Certificate          Registered
Issuer                  Nos.               Owner                Number of Shares

                          Annex 1 to Security Agreement

                                                                         ANNEX 2

               LIST OF COPYRIGHTS, COPYRIGHT REGISTRATIONS AND
                   APPLICATIONS FOR COPYRIGHT REGISTRATIONS

Title               Date Filed        Registration No.           Effective Date

                          Annex 2 to Security Agreement

                                                                         ANNEX 3

                     LIST OF PATENTS AND PATENT APPLICATIONS

File            Patent            Country          Registration No.         Date

                          Annex 3 to Security Agreement

                                                                         ANNEX 4

               LIST OF TRADE NAMES, TRADEMARKS, SERVICES MARKS,
                 TRADEMARK AND SERVICE MARK REGISTRATIONS AND
          APPLICATIONS FOR TRADEMARK AND SERVICE MARK REGISTRATIONS

                                 U.S. Trademarks

                 Application (A)
                 Registration (R)       Registration
Mark             or Series No. (S)     or Filing Date

                         Annex 4 to Security Agreement

                               Foreign Trademarks

                 Application (A)                 Registration or
Mark             Registration (R) Country          Filing Date (F)

                          Annex 4 to Security Agreement

                                                                         ANNEX 5

          LIST OF MATERIAL CONTRACTS, LICENSES AND OTHER AGREEMENTS

                          Annex 5 to Security Agreement